SOLPOWER CORPORATION

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



FULLY DILUTED                              QUARTER ENDED            YEAR ENDED           YEAR ENDED
                                           JUNE 30, 1998          MARCH 31, 1998       MARCH 31, 1997

Common Shares outstanding
Beginning of year                           13,391,560              9,231,560            3,557,500

Effect of weighting shares:
  Stock Options                                 38,372                590,909                    0

Issuance of Common Stock                     2,000,000              5,160,000            3,550,000

Reverse Split                                        0                      0           (2,845,940)
                                            ----------              ---------            ---------

Weighted average number of Common
Shares and Common Share equivalents
Outstanding                                 15,429,932             14,982,469            4,261,560
                                            ==========             ==========            =========

Net Income (Loss) available for common
Stock                                       $1,218,840             $1,411,928            $(976,764)
                                            ==========             ==========            =========

Earnings per Common and Common
Equivalent Share                                 $0.08                  $0.09               $(0.23)
                                            ==========             ==========            =========